UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020 (December 22, 2020)

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road

Building 1, Suite 279

Austin, TX

78746

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 378-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2020, our wholly-owned subsidiary, Sonim Technologies (India) Private Limited (“Sonim India”) outsourced the functions performed by it for Sonim Technologies Inc. (the “Company”) by transferring the assets associated with its business, including the license, access and right to use software embedded or installed in those assets, to a software business in India (the “Outsourcer”) (such transaction, the “Outsourcing Transaction”) pursuant to an Asset Purchase & Employee Transfer Agreement, dated as of December 22, 2020 (the “Agreement”), by and among Sonim India and the Outsourcer.

Pursuant to the Agreement, Sonim India has agreed to commit to the Outsourcer future business volume of $7.12 million in transaction value over the next three years, $3.1 million of which to be in the first year (the “Arrangement”), with such transactions to be separately negotiated and independently transacted, at rates agreed upon on an arm’s length basis. In the event that Sonim India terminates or cancels the Arrangement after six months but within one year after closing, Sonim India has agreed to pay the Outsourcer $1.5 million as a premature contract termination fee. Sonim India may terminate the Arrangement in year two or three by providing 90 days written notice. In connection with the Agreement, the Company also agreed to transfer certain assets liabilities arising from or relating to those assets to the Outsourcer’s United States affiliate.

The Agreement contains customary representations and warranties, including regarding organization, power and authority, enforceability and marketable title. To the extent that they have not been fully performed at or prior to the closing date, the representations and warranties of the parties in the Agreement will survive the closing of the Outsourcing Transaction for the maximum period allowable under any applicable law of any governmental authority.

The foregoing description of the terms of the Agreement and the transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On December 22, 2020, the Company issued a press release announcing the agreement to outsource most of software development on current products to the Outsourcer. A copy of the press release is provided as Exhibit 99.1 to this Current Report.

The information furnished in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the Securities and Exchange Commission (the “SEC”) made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Asset Purchase & Employee Transfer Agreement, dated December 22, 2020, by and among Sonim Technologies (India) Private Limited and Coforge Ltd.

99.1	Press release dated December 22, 2020

†	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonim Technologies, Inc.
(Registrant)

Date: December 29, 2020	By:	/s/ Robert Tirva
Robert Tirva
Chief Financial Officer